SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No. )


Filed by the Registrant        X
                              ----
Filed by a Party other than the Registrant
                                          ------
Check the appropriate box:


        Preliminary Proxy Statement
  ----
        Confidential, for Use of the Commission Only (as permitted by Rule
  ----       14a-6(e)(2))
   x    Definitive Proxy Statement
  ----
        Definitive Additional Materials
  ----
        Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
  ----

                              IEC Electronics Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
   (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

  X            No fee required
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      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
-----
      1)    Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

      2) Aggregate number of securities to which transaction applies:

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


      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):

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      4) Proposed maximum aggregate value of transaction:

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      5) Total fee paid:

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       Fee paid previously with preliminary materials.
------

       Check box if any part of the fee is offset as provided by Exchange Act
------
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount previously paid:
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      2)   Form, Schedule or Registration Statement No.
                                                       -------------------------
      3) Filing party:
                      ----------------------------------------------------------
      4) Date filed:
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




                          IEC ELECTRONICS CORP.
                            105 NORTON STREET
                          NEWARK, NEW YORK 14513

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held February 25, 1998

TO THE STOCKHOLDERS OF IEC ELECTRONICS CORP.:

     The annual meeting of stockholders of IEC Electronics Corp.(the "Company") will be held on Wednesday, February 25, 1998, at 10:30 a.m. at Marine
Midland Bank, N.A., One Marine Midland Plaza, Rochester, New York (the "Annual Meeting") for the following purposes:

      1. To elect seven (7) directors to serve until the 1999 Annual Meeting and until their successors are duly elected and qualified.

      2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 shares to 50,000,000 shares.

      3. To consider and act upon a proposal to amend the Company's 1993 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 900,000 shares to 1,400,000 shares.

      4. To consider and act upon a proposal to adopt a Compensation Plan for Non-Employee Directors.

      5. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on January 9, 1998 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

      STOCKHOLDERS ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                              BY ORDER OF THE BOARD OF DIRECTORS

                                /s/Bill R. Anderson

                              Bill R. Anderson, Secretary

DATED: January 20, 1998
       Newark, New York

                          IEC ELECTRONICS CORP.

                             PROXY STATEMENT


                           GENERAL INFORMATION

      This Proxy Statement is furnished to stockholders of IEC Electronics Corp. (the "Company") by the Board of Directors (the "Board") of the Company in connection with the solicitation of the enclosed proxy for use at the annual meeting of the stockholders to be held on Wednesday, February 25, 1998 at Marine Midland Bank, N.A., One Marine Midland Plaza, Rochester, New York at 10:30 a.m., and at any adjournments thereof (the "Annual Meeting").

      The principal executive offices of the Company are located at 105 Norton Street, Newark, New York 14513, and its telephone number is (315) 331-7742. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is January 20, 1998.

Voting Information
------------------

      Only stockholders of record at the close of business on January 9, 1998 will be entitled to notice of and to vote at the Annual Meeting. As of that date 7,557,701 shares of common stock, par value $.01 per share, of the Company ("Common Stock") were outstanding and entitled to vote at the Annual Meeting. Stockholders are entitled to cast one vote for each share held of record at the close of business on January 9, 1998 on each matter submitted to a vote at the Annual Meeting. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, 105 Norton Street, Newark, New York 14513, or by voting in person at the Annual Meeting. If a stockholder is not attending the Annual Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Annual Meeting.

      When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the seven nominees as directors, FOR the proposal to amend the Company's Certificate of Incorporation to increase the Company's authorized Common Stock, FOR the proposal to amend the Company's 1993 Stock Option Plan and FOR the proposal to approve the Compensation Plan for Non-Employee Directors.

      The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

      The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting.

      Under the law of Delaware, the Company's state of incorporation, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. Usually, this occurs where brokers have not received instructions from clients, in which case brokers are permitted to vote on "routine" matters but not on non-routine matters. The missing votes on non-routine matters are broker non-votes.


Proxy Solicitation
------------------

      The entire cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies, personally or by telephone, telegram or cable. The Company may also request brokers, banks, nominees, custodians, fiduciaries, and others to forward soliciting material to the beneficial owners of the Company's shares of Common Stock and will reimburse such persons for reasonable expenses incurred in forwarding such materials. In addition, the Company has retained Corporate Investor Communications, Inc. to assist in distribution of proxy solicitation materials and solicitation and collection of proxies for an anticipated fee of not more than $4,500 plus out-of-pocket expenses.

Proxy Statement Proposals
-------------------------

      At the annual meeting each year, the Board of Directors submits to stockholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the stockholders for action at the annual meeting.

      Stockholders of the Company also may submit proposals for inclusion in the proxy material. These proposals must meet the stockholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in the Company's 1999 proxy material, a stockholder's proposal must be received not later than September 21, 1998 at the principal office of the Company, 105 Norton Street, Newark, NY 14513, Attention: Secretary.

      In addition, the Company's By-Laws provide that in order for business to be brought before an annual meeting of stockholders, a stockholder must deliver written notice to the Secretary of the Company not less than 90 days prior to the date of the meeting. The notice must set forth the stockholder's name, address and number of shares of Company stock held, a representation that the stockholder intends to appear in person or by proxy at the meeting to make the proposal, a description of the business to be brought before the meeting, the reasons for conducting such business at the annual meeting, any material interest of the stockholder in the proposal, and such other information regarding the proposal as would be required to be included in a proxy statement. No such notice has been received by the Company.

      The By-Laws also provide that if a stockholder intends to nominate a candidate for election as a director, the stockholder must deliver written notice of his or her intention to the Secretary of the Company. The notice must be delivered not less than 90 days before the date of a meeting of stockholders. The notice must set forth the name and address of and number of shares of Company stock owned by stockholder, the name and address of the person to be nominated, a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, a description of all arrangements or understandings between such stockholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by such stockholder, business address and experience during the past five years, any other directorships held by the nominee, the nominee's involvement in certain legal proceedings during the past five years and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a director of the Company if elected. No such notice has been received by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table and notes thereto set forth certain information regarding beneficial ownership of the Company's Common Stock as of January 9, 1998 by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Executive Officers named in the Summary Compensation Table, and (iv) all directors and officers of the Company as a group. The information as to each person has been furnished by such person, and, except as noted, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                           Shares                    Percent
       Name and Address of              Beneficially              Beneficially
         Beneficial Owner                   Owned                     Owned
  -------------------------------       -------------             ------------
  Heartland Advisors, Inc. (1)
  790 North Milwaukee Street              1,953,600                  25.85%
  Milwaukee, WI  53202

  Russell E. Stingel*
  105 Norton Street                      177,638(2)                   2.34%
  Newark, NY  14513

  David J. Beaubien*
  12 North Taylor Hill Road               17,000(3)                     +
  Montague, MA  01351

  Thomas W. Folger*
  Glenpointe Centre East-5th              81,036(4)                   1.07%
  Floor
  300 Frank W. Burr Blvd.
  Teaneck, NJ  07666

  W. Barry Gilbert*                       16,500(3)                     +
  130 Runnymede Road
  Rochester, NY  14618

  Robert P. B. Kidd*
  Suite E-201                             46,805(4)                     +
  725 AIA North
  Jupiter, FL  33477

  Eben S. Moulton*
  55 Ferncroft Road                       10,000(4)                     +
  Danvers, MA  01923

  Justin L. Vigdor*
  2400 Chase Square                       33,200(4)                     +
  Rochester, NY  14604

  Timothy J. Kennedy
  105 Norton Street                      108,750(5)                   1.44%
  Newark, NY  14513

  Edward Butka
  105 Norton Street                       77,215(6)                   1.02%
  Newark, NY  14513

  Bill R. Anderson
  105 Norton Street                       7,500(7)                      +
  Newark, NY  14513

  Joseph Schadeberg
  105 Norton Street                       8,750(8)                      +
  Newark, NY  14513

  All directors and officers as          585,194(9)                   7.57%
  a group
  (13 persons)

*Member of Board of Directors of the Company
+Less than 1%


(1)   Heartland Advisors, Inc. ("HA") is an Investment Adviser registered under
      Section 203 of the Investment Advisers Act of 1940. HA has advised the Company that, as of November 30, 1997, it has the sole voting power with respect to 1,776,400 shares and the sole dispositive power with respect to all of such shares. HA has also advised the Company that all of such shares are held in advisory accounts of HA. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class.

(2) Includes 44,375 shares of Common Stock subject to options currently exercisable.

(3) Includes 15,000 shares of Common Stock subject to options currently exercisable.

(4) Includes 10,000 shares of Common Stock subject to options currently exercisable.

(5) Includes 20,000 shares of Common Stock subject to options currently exercisable.

(6) Includes 18,750 shares of Common Stock subject to options currently exercisable.

(7) Includes 7,500 shares of Common Stock subject to options currently exercisable.

(8) Includes 8,750 shares of Common Stock subject to options currently exercisable.

(9) Includes 169,375 shares of Common Stock subject to options currently exercisable.



                              ELECTION OF DIRECTORS
                                 (Proxy Item 1)


      Seven directors are to be elected at the Annual Meeting, to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. Each of the nominees for directors are incumbent directors and were elected at the last annual meeting.

      It is intended that the accompanying proxy will be voted in favor of the persons listed below to serve as directors unless the stockholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

      For the election of directors, only proxies and ballots marked "FOR all nominees", "WITHHELD for all nominees" or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast; votes that are withheld are excluded entirely from the vote and will have no effect. Abstentions will have no effect on the vote for the election of directors. Directors are elected by a plurality of the votes cast.

      The Board of Directors recommends a vote FOR the election as directors the nominees listed above.

Nominees for Election as Directors

      The following is a brief description of the nominees for election as directors.

      Russell E. Stingel, 67, has served as Chairman of the Board since February 1997, as Chief Executive Officer since July 1996, and as a director since October 1996. Prior thereto, he had been the President of the Company (February 1996 - June 1997) and Executive Vice President, Secretary and General Manager of the Company (1977-February 1996). He was previously employed as President of the Ward Hydraulics Division of Figgee International Holdings, Inc. and in various management positions by General Dynamics Corporation.

      David J. Beaubien, 63, a director of the Company since October 1990, has been a director and chairman of Yankee Environmental Systems, Inc., a manufacturer of Solar Radiation Monitoring Instruments, since 1990. Prior thereto, he was Senior Vice President of EG & G, Inc., Wellesley, Massachusetts, a manufacturer of Scientific Instruments and manager of U.S. Government facilities from 1967 until his retirement in January 1991. He is also a director of the Paine Webber Mitchell Hutchins (PACE) Mutual Funds.

      Thomas W. Folger, 70, a director of the Company since September 1988, has been a general partner of the sole general partner of DeMuth, Folger & Wetherill, a venture capital investment firm, since its formation in 1983. Prior to 1983, Mr. Folger was Vice President of, and held various management positions with, Kidder, Peabody & Co. Incorporated. Mr. Folger is also a director of Micrion Corp.

      W. Barry Gilbert, 51, a director of the Company since February 1993, has been the President of the Thermal Management Group of Bowthorpe Plc. of Crawley, West Sussex, England since 1991. Prior to that time he was corporate Vice President and President, Analytical Products Division of Milton Roy Company, a manufacturer of analytical instrumentation.

      Robert P.B. Kidd, 64, has served as a director of the Company since its formation in 1966 and has been an insurance agent since 1961. He is President of Blue Water Insurance, Inc. Prior thereto, he was a Vice President of Lawrence United Corporation, an insurance agency and a division of the Lawrence Group.

      Eben S. Moulton, 51, a director of the Company since November 1992, has served as President of Seacoast Capital Corporation (formerly Signal Capital Corporation), a financial services corporation, of Danvers, Massachusetts since 1988. Prior thereto, he was a Vice President thereof. Mr. Moulton is also a director of Seacoast Capital Corporation.

      Justin L. Vigdor, 68, is Assistant Secretary of the Company and has served as a director of the Company since 1967. He has been an attorney since 1951 and is a partner in the law firm of Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP, Rochester, New York, counsel to the Company. Mr. Vigdor is also a director of PSC Inc.

Information Regarding the Board and its Committees
--------------------------------------------------

      The Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Development Committee and an Executive Committee. There is no standing nominating committee.

      The Audit Committee has the responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits, reviewing internal accounting controls and systems and reviewing accounting, auditing, and financial reporting matters. These reviews include meetings with the independent auditors and representatives of management as well as separate and private meetings with the independent auditors to insure that the scope of their activities has not been restricted and that adequate responses to their recommendations had been received. The Audit Committee, whose members are Messrs. Folger, Kidd and Vigdor, held one meeting in fiscal 1997.

      The Compensation Committee has the responsibility for recommending to the Board of Directors the remuneration arrangements for the executive officers of the Company, administering the Company's stock option plans, adopting and reviewing compensation plans and reviewing bonus plan allocations. In fiscal 1997 the Compensation Committee held four meetings and took action by unanimous written consent in lieu of a special meeting eleven times. The members of the Compensation Committee are Messrs. Gilbert, Folger and Beaubien.

      The Corporate Development Committee has the responsibility for investigating and evaluating potential acquisition candidates or other opportunities for corporate growth. In fiscal 1997, the Corporate Development Committee held several informal meetings with the Company's financial advisors to review and discuss various alternatives to enhance shareholder value. Members of the Corporate Development Committee are Messrs. Gilbert, Moulten, Stingel and Vigdor.

      The Executive Committee is authorized to exercise the powers of the Board of Directors in the interval between regular meetings of the full Board of Directors. In fiscal 1997, the Executive Committee did not meet. The members of the Executive Committee are Messrs. Folger, Moulten and Stingel.

      In fiscal 1997, the Board of Directors met seven times and took action by unanimous written consent in lieu of a meeting twice. Each director attended at least 75% of the total number of meetings of the Board of Directors and the Committees of the Board on which he served.

Compensation of Directors
-------------------------

      In fiscal 1997, each non-employee director received compensation of up to $2,500 per quarter for services as a director; the exact amount paid to a director is based upon his meeting attendance. For fiscal 1997, an aggregate of $60,000 was paid to the six non-employee directors. In addition, each non-employee director is reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings. For fiscal 1998, non-employee directors will receive $3,000 per quarter for services as a director.

      On November 20, 1997 the Board of Directors approved the IEC Electronics Corp. Compensation Plan for Non-Employee Directors, subject to the approval of the stockholders at this Annual Meeting. According to the provisions of the proposed Plan, non-employee directors will have the opportunity to receive payment of their compensation either in cash or in shares of Common Stock and either currently or on a deferred basis. A description of the provisons of the Plan is contained in the section entitled "Proposal to Adopt the Director Compensation Plan."

      The Company's 1993 Stock Option Plan (the "1993 SOP") provides for automatic grants of stock options to each member of the Board of Directors who is not also an employee of the Company. All directors, except Mr. Stingel, are non-employee directors.

      Pursuant to the 1993 SOP, a Non-Employee Director Stock Option ("NEDSO") for 6,000 shares is granted to each non-employee director automatically every three years on the date of the Annual Meeting of stockholders. Grants were made on the date of the 1997 Annual Meeting of Stockholders (February 26, 1997), and each non-employee director received a NEDSO for 6,000 shares at an exercise price of $7.625 per share, the fair market value of the Company's Common Stock on the date of grant. As amended in November 1997, the tri-annual grant of NEDSOs to directors will be increased from 6,000 to 9,000 shares commencing on the date of this Annual Meeting.

                         EXECUTIVE OFFICER COMPENSATION


Summary Compensation Table

      The following table sets forth individual compensation information for all services rendered to the Company and its subsidiaries in all capacities during the periods described below for the individuals who served as Chief Executive Officer during fiscal 1997 and the four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at September 30, 1997 (collectively, the "Named Executive Officers"). The following table sets forth compensation information for each of those individuals for the years ended September 30, 1997, 1996 and 1995.

                           Summary Compensation Table
                           --------------------------


                                                Long Term
                          Annual Compensation  Compensation
                                                  Awards
                                                Securities  All Other
     Name and      Fiscal           Bonus       Underlying  Compensation
Principal Position Year   Salary($) ($) (1)     Options (#)   ($) (2)
------------------ -----  --------- -------     -----------   -------

Russell E.         1997   $153,462  $249,038      45,000           $3,135
Stingel (3)        1996    125,327       700       ---              3,135
Chief Executive    1995    105,000    22,417       ---              3,049
Officer and
Chairman of the
Board

Timothy J.         1997   $109,231    $4,639      15,000           $3,135
Kennedy (4)        1996    114,423       625       ---              3,135
Vice President,    1995    100,000    22,302       ---              3,049
Treasurer, Chief
Financial Officer
and Secretary

Edward Butka       1997   $115,000   $26,833      15,000           $3,135
Vice President     1996    106,481    39,575       ---              3,135
                   1995     95,000    41,187       ---              3,205

Bill R.
Anderson(5)        1997    $103,904  $39,000      20,000           $1,714
Executive Vice     1996      85,273   15,000      15,000              ---
President and
General Manager

Joseph
Schadeberg(6)      1997    $100,052  $33,623      5,000            $3,302
Vice President,    1996      91,227      700       ---              1,636
Human Resources    1995       4,046   10,000      15,000              ---


(1) The bonus amounts are payable pursuant to the Company's incentive bonus plans which are described below under the caption "Report of the Compensation Committee of the Board of Directors on Executive Compensation," except for the bonuses to Mr. Anderson in 1996 and Mr. Schadeberg in 1995 which represent hiring bonuses. In addition, in each of fiscal 1996 and 1995 Mr. Butka received a special bonus.

(2) The compensation reported represents the Company's matching contributions made in connection with the Company's 401(k) Profit Sharing Plan.

(3) Mr. Stingel became Chairman of the Board in February 1997, Chief Executive Officer in July 1996 and a director in October 1996. From February 1996 to June 1997, he was also President. Prior thereto, he was the Executive Vice President, Secretary and General Manager of the Company.

(4) Mr. Kennedy assumed the additional position of Secretary in February 1996. Mr. Kennedy retired as an employee in July 1997 and as an officer in September 1997.

(5) Mr. Anderson became Executive Vice President and General Manager in June 1997. He joined the Company in November 1995 as Vice President, Materials.

(6) Mr. Schadeberg became Vice President, Human Resources in July 1995.

Options and Stock Appreciation Rights

      The following tables summarize option grants and exercises during fiscal 1997 to or by the Named Executive Officers, and the value of the options held by such person at the end of fiscal 1997. No stock appreciation rights ("SARs") have ever been granted by the Company.

                          OPTION GRANTS IN FISCAL 1997

                                                     Potential Realizable Value
                                                     at Assumed Annual Rates
                                                    of Stock Price Appreciation
                        Individual Grant                for Option Term (1)
                        ----------------                -------------------


            Number of  Percent of
            Securities  Total Options Exercise
            Underlying  Granted to    or Base
             Options    Employees in  Price      Expiration
  Name      Granted (#) Fiscal 1997  ($/Share)(2)Date         5%($)    10%($)


Russell E.   25,000(3)    6.6%       $6.25       10/31/2003  $63,609  $148,237
Stingel      20,000(4)    5.3%        9.75        5/16/2004   79,385   184,998

Timothy J.   15,000(3)    4.0%       $6.25       10/31/2003  $38,166   $88,942
Kennedy

Edward Butka 15,000(3)    4.0%       $6.25       10/31/2003  $38,166   $88,942

Bill R.       5,000(3)    1.3%       $6.25       10/31/2003  $12,722   $29,647
Anderson     15,000(5)    4.0%       $10.825      6/13/2004  $66,103  $154,048

Joseph        5,000(3)    1.3%       $6.25       10/31/2003  $12,722   $29,647
Schadeberg

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. This hypothetical value is based entirely on assumed annual growth rates of 5% and 10% in the value of the Company's stock price over the term of the options granted in 1997. The assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over various periods.

(2) The option exercise price may be paid in Common Stock of the Company owned by the executive officer, in cash, or by a combination of these methods.

(3) These options were granted pursuant to the Company's 1993 SOP and vest in four equal installments on October 31, 1997, October 31, 1998, October 31, 1999 and October 31, 2000.

(4) The option was granted pursuant to the Company's 1993 SOP and vests in four equal installments on May 16, 1998, May 16, 1999, May 16, 2000 and May 16, 2001.

(5) This option was granted pursuant to the Company's 1993 SOP and vests in four equal installments on June 13, 1998, June 13, 1999, June 13, 2000 and June 13, 2001.

                 AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND
                       FISCAL 1997 YEAR-END OPTION VALUES




                                  Number of Securities    Value of Unexercised
                                     Underlying             In-the-Money
                                     Unexercised              Options At
                                     Options At          September 30, 1997
                                 September 30, 1997 (#)          ($) (2)
                                -----------------------  ----------------------
            Shares
            Acquired    Value
            on         Realized ExercisableUnexercisableExercisableUnexercisable
            Exercise(#) ($)(1)
----------  ----------- -------- ---------- ----------- ---------  ------------
Russell E.     --          --        38,125      50,000    $519,491  $566,250
Stingel
Timothy J.   15,000      114,375     20,000         0       235,000       0
Kennedy
Edward Butka   --          --        15,000       20,000    103,125   235,000
Bill R.        --          --         3,750       31,250     39,141   316,297
Anderson
Joseph         --          --         7,500       12,500     82,500   149,375
Schadeberg

(1) An individual, upon exercise of an option, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the increase in the price of the Company's Common Stock from the option grant date to the option exercise date. Value is calculated based on the difference between the option price and closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates. No cash is realized until the shares received upon exercise of an option are sold.

(2) The closing price for the Company's Common Stock as reported by the Nasdaq National Market on September 30, 1997 was $19.625. Value is calculated on the basis of the difference between the option price and $19.625 multiplied by the number of shares of Common Stock underlying the option. These values have not been, and may never be, realized. The options have not been, and may not be, exercised; and actual gains, if any, on exercise will depend on the value of the Company's Common Stock on the date of exercise.

Certain Transactions

      On February 23, 1994, Edward Butka, Vice President of the Company, exercised an option granted under the Company's 1989 Stock Option Plan (the "1989 Plan") to purchase 46,250 shares of the Company's Common Stock at a price of $1.62 per share. Pursuant to the financing provisions of the 1989 Plan, the Company loaned Mr. Butka $355,519, at an interest rate of prime plus 1-1/4%, to enable him to pay the income taxes incurred upon the exercise of said option. On December 31, 1996, that loan was repaid. On that date he also received a loan from the Company in the amount of $393,463.71. Said loan was evidenced by a promissory note given by Mr. Butka bearing interest at a rate equal to the rate offered by the Company's bank to its best customers, as in effect from time to time, with the interest payable annually and the entire principal due on December 31, 2006. On August 16, 1997, that loan, together with accrued interest in the amount of $17,996.29, was repaid by the surrender to the Company of 20,573 shares of the Company's Common Stock held by Mr. Butka.

      Justin L. Vigdor, a director and assistant secretary of the Company, is a member of Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP, which provided legal services to the Company in fiscal 1997.

      During the fiscal year ended September 30, 1997, Don Allen Agency of which Robert P. B. Kidd, a director of the Company, is a broker, was paid approximately $1,501,293 in insurance premiums. All of said premiums are believed by the Company to be comparable to those which would have been paid to an unaffiliated third party.

      Any future transactions with the Company's officers, directors, affiliates or controlling stockholders will be on terms no less favorable then could be obtained from unaffiliated third parties, and must be approved by a majority of the directors of the Company, including a majority of the independent disinterested directors of the Company.

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and the Report of the Compensation Committee of the Board of Directors on Executive Compensation shall not be incorporated by reference into any such filings.


                           CORPORATE PERFORMANCE GRAPH

                         2/11/93   1993      1994      1995      1996      1997
                        --------  -------   ------    ------    ------    ------
COMPANY................. 100       92.31     107.69    69.23     54.81    150.96
NASDAQ.................. 100      106.44     104.28   133.50    167.40    172.74
PEER INDEX.............. 100      106.19      85.76   142.38    180.32    230.00
----------

(1) Assumes $100 invested on February 11, 1993, the date on which the Company's became publicly traded, in the Common Stock, the NASDAQ Market Index and a Company contructed peer group index.

(2) The Company constructed peer group consist of Solectron Corp., SCI Systems Inc., Plexus Corp., and Benchmark Electronics Inc.

                    REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                     OF DIRECTORS ON EXECUTIVE COMPENSATION


      The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors (W. Barry Gilbert, Thomas W. Folger and David Beaubien), approves all of the policies under which compensation is paid or awarded to the Company's executive officers.

      The Company's policy on executive compensation is to provide competitive compensation that will attract, motivate, and retain executives with superior abilities.

      The Company's compensation program for executive officers currently consists of the following key elements: base salary, annual cash incentives and equity based incentives. Salary and annual incentive payments are mainly designed to reward current and past performances. Equity based incentives are primarily designed to provide strong incentives for long-term future performance. The policies with respect to each of these elements, as well as the basis for determining the compensation of the Chairman of the Board and Chief Executive Officer, Mr. Stingel, are described below.

Base Salary
-----------

      Base salaries for executive officers are determined by evaluating the responsibilities of the position and comparing it with other executive officer positions in comparable companies. Companies considered comparable for this purpose are the same companies included in the peer group listed in the performance graph which immediately precedes this report. The base salary is normally reviewed annually. Salary adjustments, if any, are then made by the Committee based upon the Company's performance and the individual's contribution to that performance. In May 1997, the base salaries of Messrs. Stingel and Kennedy were increased to $175,000 and $140,000, respectively, and in June 1997 Mr. Anderson's base salary was increased to $120,000 to reflect his new position and responsibilities as Executive Vice President. In structuring the compensation package, it has been the Committee's policy to emphasize bonuses based upon Company performance rather than increases in base salary. Accordingly, the base salaries of the executive officers remain relatively low compared to the base salaries of their peers in comparable companies.

Annual Incentive
----------------

      A substantial portion of each executive officer's compensation is variable and tied to Company performance. The annual incentive program normally consists of three bonus plans: the General Incentive Compensation Plan (the "GICP"), the Key Employee Incentive Plan (the "KEIP"), and the President's Bonus Plan (the "PBP"). The amount of the Company's contribution to each plan is generally made in accordance with certain formulae based upon earnings and return on average assets.

      Under the GICP, a bonus pool is established each year for the benefit of all employees, including executive officers, who have been employed by the Company for more than two years. Distributions from the pool are based on the proportion which each participant's current year's compensation bears to the total compensation of all eligible employees. The amount of the Company's contribution to the pool is based on earnings defined to be before taxes, goodwill and bonuses ("Earnings"). Contributions are wholly within the discretion of the Committee but the objective is to make an annual contribution based on Earnings in accordance with the following formula:

            Earnings                                   Contribution to
          (In Millions)                                Pool Percentage
             $0 - 2                                           0%
              2 - 4                                           5%
              4 - 8                                           7%
              8 - 12                                          14%

      For fiscal 1997, the Company contributed $1,157,892 to the GICP which was distributed to 1,266 employees.

      The Key Employee Incentive Plan ("KEIP") is designed to reward all officers, managers and other key employees (both hourly and salaried) other than the Chairman of the Board and Chief Executive Officer. Approximately 198 people participated in the KEIP in the 1997 fiscal year. Awards from the KEIP are made in the discretion of the Compensation Committee based upon recommendations of the Chairman of the Board and Chief Executive Officer.

      Contributions to the KEIP consist of two components. Component 1 is a contribution in accordance with the following formula based on Earnings:

            Earnings                                   Contribution to
          (In Millions)                                Pool Percentage
             $0 - 4                                           0%
              4 - 6                                           5%
             6 - 10                                           4%
             10 - 14                                          6%

      Component 2 is a contribution based upon the Company's return on average assets ("RAA"). Average assets are determined by adding monthly assets and dividing by 12. There is no Component 2 contribution until the RAA exceeds 15% (the "Base"). The Base for the 1997 fiscal year was $15,719,000. The Component 2 contribution to the KEIP is 6% of the excess in Earnings over the Base.

      The total of both Components of the KEIP for fiscal 1997 was $459,150.

Equity Based Incentives
-----------------------

      Officers and other key employees also receive grants of stock options pursuant to the Company's stock option plan. Stock option grants are discretionary and reflect the current performance and continuing contribution of the individual to the success of the Company. The Committee is responsible for determining, subject to the terms of the Plan, the individuals to whom grants should be made, the time of grants and the number of shares subject to each option. Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the day of grant. Any value received by the executive from an option grant depends completely upon increases in the price of the Company's Common Stock. Consequently, the full value of an executive's compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a period of years.

      In October 1996, options for an aggregate of 119,000 shares of Common Stock were granted by the Committee to officers and key employees, including the Named Executive Officers. In addition, an option for 15,000 shares of Common Stock was granted to Mr. Anderson in June 1997 to reflect his new position and responsibilities as Executive Vice President.

CEO Compensation
----------------

      During fiscal 1997, the Company's most highly compensated officer was Russell E. Stingel, Chairman of the Board and CEO. In May 1997, the Committee approved an increase in Mr. Stingel's base salary from $140,000 to $175,000.

      The President's Bonus Plan consists of contributions having the same two components as the KEIP.

      Component 1 is a contribution based on Earnings in accordance with the following table:

            Earnings                                   Contribution to
          (In Millions)                                Pool Percentage
             $0 - 5                                           0%
             5 - 10                                           2%
             10 - up                                          4%


      Component 2 is a contribution based on RAA utilizing the same formula as in the KEIP.

      After the bonus has been calculated in the foregoing manner, the payment of a portion of that sum is dependent on the subjective judgment of the Committee based upon progress made in such areas as organizational development and overall Company performance. Of the $249,038 received by Mr. Stingel as a bonus for fiscal 1997, $7,354 represented his award from the GICP and was calculated in the same manner as that for all other employees, and $241,684 represented 100% of the calculated bonus.

      As shown in the Option Grants Table, Mr. Stingel was granted two stock options in fiscal 1997 - one for 25,000 shares in October 1996 at the time grants were made to all executive officers and key employees and one for 20,000 shares in May 1997 to reflect his new position and responsibilities as Chairman of the Board.

Tax Considerations
------------------

      Section 162(m) of the Internal Revenue Code limits deductibility of annual compensation in excess of $1 million paid to the Company's Chief Executive Officer and any of the four other highest paid officers. However, compensation is exempt from this limit if it qualifies as "performance based compensation." The Company is submitting the amendment of the Company's 1993 Stock Option Plan to stockholders to allow options thereunder to qualify under the "performance-based compensation" requirements. Accordingly, any gains realized upon the exercise of stock options granted under said Plan will qualify as "performance-based compensation" and will be fully deductible by the Company.

      Although the Compensation Committee will continue to consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m). It is not expected that the compensation of any executive officer will exceed $1 million in fiscal 1998.

                                       Compensation Committee
                                       W. Barry Gilbert, Chairman
                                       Thomas W. Folger
                                       David J. Beaubien



Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

      The members of the Compensation Committee consist of Messrs. W. Barry Gilbert (Chairman), Thomas W. Folger and David Beaubien. All three members are non-employee directors and do not have any direct or indirect material interest in or relationship with the Company outside of his position as director.

                 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      SEC regulations require the Company to identify any one who filed a required report late during the most recent fiscal year. Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended September 30, 1997, the Company believes that, during the 1997 fiscal year, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except as follows: Edward Butka filed two days late a Form 4 showing a disposition of 20,573 shares; each of David Fradin and Bill Anderson, upon their becoming President and Executive Vice President, respectively, on June 13, 1997 filed a late Form 3 (on August 12, 1997); and Seacoast Capital, formerly known as Signal Capital Corporation, who was a 10% beneficial owner during fiscal 1997, filed 30 days late a Form 4 showing a disposition of 150,500 shares.

               PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                                 (Proxy Item 2)

      The Company's Certificate of Incorporation, as currently in effect (the "Certificate"), provides that the Company is authorized to issue two classes of stock consisting of 15,000,000 shares of Common Stock and 500,000 shares of Preferred Stock. In November 1997, the Board of Directors authorized an amendment to the Certificate to increase the authorized number of shares of Common Stock to 50,000,000 shares (the "Amendment"). The stockholders are being asked to approve the Amendment at the Annual Meeting.

      As of January 9, 1998, there were 7,557,701 shares of Common Stock issued and outstanding. Additionally, 718,415 shares were reserved for issuance under the Company's stock option plan, warrant agreements and Director Compensation Plan. Thus, an aggregate of 8,276,116 shares of Common Stock are issued and outstanding or reserved for issuance, representing 55.17% of the Company's authorized Common Stock. No shares of Preferred Stock are issued and outstanding or reserved for issuance.

      The additional shares of Common Stock which would be authorized by the proposed Amendment would have the same rights and privileges as the Common Stock currently authorized and outstanding.

      In the opinion of the Board of Directors of the Company, the additional authorized shares of Common Stock will benefit the Company by providing flexibility to the Board of Directors, without requiring further action or authorization by the Company's stockholders (except as may be required by law or the rules of any stock exchange on which the Company's securities may then be listed), to issue additional Common Stock from time to time in responding to business needs and opportunities as they arise, or for other proper corporate purposes. These opportunities, needs and purposes might include, for example, the obtaining of capital funds through public and private offerings of Common Stock or of securities convertible into Common Stock and the use of Common Stock in connection with structuring possible acquisitions of businesses and assets. Additionally, the Board, in its discretion, could in the future declare stock splits or stock dividends or, subject to stockholder approval, increase, establish or extend stock option and other stock award plans. The Company evaluates potential acquisitions from time to time. However, the Company has no present plans, arrangements or understandings with respect to possible acquisitions and has no present plans for financings. No stock splits, dividends or other actions requiring the availability of the additional authorized shares of Common Stock are currently planned.

      There are no preemptive rights with respect to the Company's Common Stock and, accordingly, existing stockholders would not have any preferential right to purchase any of the additional shares of Common Stock when issued.

      Although the Board of Directors would only authorize the issuance of additional shares of Common Stock based on its judgment as to the best interests of the Company and its stockholders, the issuance of additional authorized shares could have the effect of diluting the voting power or book value per share of the outstanding Common Stock. The Board of Directors (if consistent with its fiduciary responsibilities) could also attempt to deter future takeover attempts by using additional shares of Common Stock to dilute the ownership of persons seeking to gain control of the Company. The Company, however, is aware of no such attempt and has no plans or arrangements with respect to the same. The issuance of any additional shares will be on terms deemed to be in the best interests of the Company and its shareholders.

      If the Amendment is approved by the stockholders at the Annual Meeting, the increase in the number of shares of Common Stock would become effective upon the filing of the Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State, which filing would take place shortly after the Annual Meeting.

      Approval of the proposal to increase the number of authorized shares of Common Stock requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

      The Board of Directors unanimously recommends that stockholders vote FOR the proposed Amendment to the Certificate of Incorporation.

                    PROPOSAL TO AMEND 1993 STOCK OPTION PLAN
                                 (Proxy Item 3)

General
-------

      The Board of Directors has adopted, subject to stockholder approval, an amendment (the "Amendment") to the Company's 1993 Stock Option Plan (the "1993 SOP") to increase from 900,000 to 1,400,000 the maximum number of shares of Common Stock for which options may be granted pursuant to the 1993 SOP.

      The 1993 SOP was adopted and approved by the stockholders on February 16, 1994. An amendment to the 1993 SOP increasing the number of shares of Common Stock reserved for issuance from 600,000 to 900,000 was approved by the stockholders on February 28, 1996.

General Description of 1993 Stock Option Plan, as Amended
---------------------------------------------------------

      The following is a brief summary of the material provisions of the 1993 SOP as proposed to be amended. This summary is qualified in its entirety by reference to the complete text of the 1993 SOP, as amended.

      Purpose. The Company's Board of Directors believes that awards under the 1993 SOP serve to attract, retain and motivate key employees and enhance the incentive of employees to perform at the highest level. Options under the 1993 SOP contribute significantly to the Company's success by tying employees' compensation to performance and by aligning employees' interests closely to the long-term interests of the Company and its stockholders. The availability of options under the 1993 SOP also serves to encourage qualified persons to seek and accept employment with the Company. The Company's Board of Directors believes that the proposed Amendment, by ensuring that a sufficient number of shares are available to be granted or issued upon the exercise of options to eligible present and future participants, furthers these objectives.

      Shares. Prior to the approval of the Amendment by the Company's Board of Directors, the 1993 SOP provided for up to 900,000 shares of Common Stock to be available for issuance. Of this amount, the Company has issued options to purchase shares of Common Stock in an aggregate amount of 892,246 shares (after giving effect to options that have been forfeited by employees who leave before their options vest). A total of 7,754 shares remain available for issuance. Assuming approval of the Amendment by the Company stockholders, a total of 507,754 shares of Common Stock will remain available for future grants.

      Eligibility. All officers and key employees and non-employee directors of the Company and its affiliates are eligible to participate in the 1993 SOP. An eligible employee may receive an option under the 1993 SOP, however, only if selected by the Compensation Committee. Certain consultants, if selected by the Compensation Committee, are also eligible to receive options. Non-employee directors are eligible for automatic awards, as described below.

      Administration. The 1993 SOP is administered by the Compensation Committee, none of the members of which may be an employee of the Company. The Compensation Committee has the authority to select employees to whom options are granted, to determine the types of options and the number of shares subject thereto, and to set the terms, conditions and provisions of such options. Certain specified options that apply to non-employee directors of the Company are not subject to the discretion of the Compensation Committee. The Compensation Committee is authorized to interpret the 1993 SOP, to establish, amend and rescind any rules and regulations relating to the 1993 SOP , to determine the terms and provisions of any agreements entered into under the 1993 SOP, and to make all other determinations which may be necessary or advisable for the administration of the 1993 SOP.

      Stock Option Terms. The 1993 SOP authorizes the Committee to grant incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code")) and nonstatutory stock options. In addition, the 1993 SOP also provides for automatic grants of stock options to directors who are not employees of the Company.

      Any officer or key employee of the Company or any subsidiary of the Company is eligible to receive an incentive stock option ("ISO") or a nonstatutory stock option ("NSO") under the 1993 SOP. In addition, any consultant to the Company, who, in the opinion of the Compensation Committee, is in a position to have a significant effect upon the Company's business, is eligible to receive a NOS under the 1993 SOP. The Compensation Committee, in its sole discretion, selects the participants from among those eligible to receive options and determines the form, amount, term, vesting and timing of the options, except, however, that no individual may be granted options for more than 200,000 shares in any fiscal year of the Company. The exercise price for the purchase of shares subject to an ISO or NSO may not be less than 100% of the fair market value of the Common Stock at the time the ISO or NSO is granted, except that the exercise price of ISOs granted to holders of more than 10% of the Common Stock must be at least 110% of the fair market value on the date of grant, and the term of these options cannot exceed five years. The duration of all other ISOs and NSOs may not exceed ten years. All terms and conditions relating to options are the subject of separate stock option agreements between the Company and the optionees.

      Options may be exercised by payment of the purchase price in cash, in shares of Common Stock (valued at fair market value at date of exercise), or by delivery of an exercise note together with instructions to a broker to deliver promptly to the Company the total exercise price in cash.

      Any optionee who ceases to be employed by the Company for any reason other than death, disability, or termination for cause may exercise his or her ISOs or NSOs, to the extent exercisable, within three months after such termination. In the event of an optionee's death or disability, ISOs and NSOs generally will be exercisable for one year after such death or disability. The Committee may vary these provisions at or after the time of grant, but in no event may an ISO or NSO be exercised after the expiration of the option exercise period established at the time of grant.

      Non-Employee Director Stock Options. The 1993 SOP provides for automatic grants of stock options to each member of the Board of Directors who is not also an employee of the Company. All directors, except Mr. Stingel, are non-employee directors.

      As amended by the Board of Directors in November 1997, a Non-Employee Director Stock Option ("NEDSO") for 9,000 shares will be granted to each non-employee director automatically every three years, on the date of the Annual Meeting of Stockholders commencing with this Annual Meeting. Non-employee directors elected by the Board to fill vacancies and newly created directorships in the interim between grant dates will receive a pro-rated NEDSO based upon the number of full months such non-employee director will serve between his or her election and the next grant date. The exercise price of each NEDSO is the fair market value of such shares on the date the NEDSO is granted.

      Each NEDSO is exercisable as follows: 33-1/3% six months from the date of grant; 66-2/3% one year from the date of grant; and 100% two years from the date of grant. Each NEDSO terminates upon the expiration of five years from the date upon which such NEDSO was granted. A NEDSO is not transferable other than by will or by the laws of descent and distribution.

      In the event a non-employee director voluntarily terminates service on the Board other than by reason of death or disability, such person's NEDSOs (to the extent exercisable upon such termination) will expire three months from the date of termination of service, provided that in no event may a NEDSO be exercised beyond its original expiration date.

      In the event of death or disability of a non-employee director, any outstanding NEDSOs will expire one year from the date of death or disability, provided that in no event may a NEDSO be exercised beyond its original expiration date.

      Nonassignability of Awards. The 1993 SOP provides that no option granted under the 1993 SOP may be sold, assigned, transferred, pledged or otherwise encumbered by a participant, otherwise than by will or by the laws of descent and distribution. Each option is exercisable during the participant's lifetime, only by the participant.

      Option Adjustments. In the event of a merger, reorganization, tender offer, sale of substantially all of the Company's assets, dissolution or liquidation of the Company, or similar transaction affecting the Company's Common Stock, the Compensation Committee, in its sole discretion, may, as to any outstanding options, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the 1993 SOP and in the number and purchase price of shares subject to such options as it may determine, make outstanding options fully exercisable, or amend or terminate such options upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any option, shall require payment or other consideration which the Compensation Committee deems equitable in the circumstances).

      Financing. The 1993 SOP permits the Company, in the discretion of the Compensation Committee, to make a loan to any person holding an ISO, NSO or NEDSO (a "Participant") or to guarantee the payment of a loan from a bank or others in an amount sufficient to enable a Participant to exercise a stock option and to pay the income taxes incurred upon the exercise of an option.

      Each loan or guaranty (a) may extend for a period of not more than five
(5) years, (b) will be evidenced by a promissory note given by the Participant and for which the Participant will have full personal liability, will bear interest at such rate per annum as determined by the Compensation Committee which interest will not be less than the rate in effect for the Company's senior indebtedness to a financial institution and will be payable at such times as determined by the Compensation Committee but at least no less frequently than annually, (c) will be secured by a pledge of the shares purchased with the proceeds of the loan which shall be deposited with the Company and (d) may contain such further terms and conditions consistent with the 1993 SOP, including provisions for additional collateral security, as may be determined by the Compensation Committee from time to time.

      Amendment of Plan. The Board may amend or terminate the 1993 SOP at any time. However, it may not amend the 1993 SOP without stockholder approval where the absence of such approval would cause the 1993 SOP to fail to comply with Rule 16b-3 under the Exchange Act, the performance-based compensation requirements under Section 162(m) of the Code, section 422 of the Code, the requirements of any securities exchange on which the shares of Common Stock of the Company are then listed, or any other requirements of applicable law or regulation. The Board may not amend the section of the 1993 SOP relating to NEDSOs more than once every six months other than to conform with changes in the Code or the rules and regulations thereunder. The Committee may make non-material amendments to the 1993 SOP.

Federal Income Tax Consequences.
--------------------------------

      The following is a summary of the principal federal income tax consequences associated with options granted under the 1993 SOP. It does not describe all federal tax consequences under the 1993 SOP nor does it describe foreign, state or local tax consequences. Optionees should consult their own tax advisors since a taxpayer's particular situation may be such that a variation of the rules described below will apply.

      (a) ISOs: The grant of an ISO has no tax consequences to the Company or to the participant. In addition, the participant recognizes no taxable income at the time of exercise of an ISO. However, upon exercise, the difference between the fair market value of the underlying share of Common Stock and the exercise price of the ISO is includable in the participant's income for alternative minimum tax purposes. If the participant holds the shares acquired upon exercise of an ISO for at least two years from the date of the grant of the ISO and at least one year from the date of exercise, the participant will recognize taxable capital gain or capital loss, mid-term (12 to 18 months) or long-term (more than 18 months), upon a subsequent sale of the shares at a price different from the option exercise price. In either of these events, no deduction would be allowed to the Company for federal income tax purposes.

      If the participant disposes of the shares acquired upon exercise of an ISO within either of the holding periods described above (i) the participant will recognize taxable ordinary income in the year of such disposition in an amount equal to the fair market value of the shares on the exercise date minus the exercise price of the ISO; provided that if the disposition is a sale or exchange with an unrelated party, then the ordinary income will be limited to the excess, if any, of the amount realized upon the sale or exchange of the shares over the exercise price; (ii) the Company will be entitled to a deduction for such year equal to the amount of taxable ordinary income recognized by the participant; and (iii) the participant will recognize capital gain or loss (long-term,mid-term or short-term, depending on the holding period of the shares in an amount equal to the difference between (a) the amount realized by the participant upon such sale or exchange of the shares and (b) the option exercise price paid by the participant increased by the amount of ordinary income, if any, recognized by the participant upon such disposition.

      In general, if an optionee in exercising an ISO, tenders shares of Common Stock in partial or full payment of the exercise price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another ISO and the tender is within two years from the date of grant or one year after the date of exercise of the other ISO, the tender will be a disqualifying disposition of the shares acquired upon exercise of the ISO.

      The exercise of an ISO could subject the optionee to the alternative minimum tax. The application of the alternative maximum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the shares of common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an adjustment to "alternative minimum taxable income" for purposes of the alternative minimum tax. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in a given year.

      (b) NSOs and NEDSOs: In case of NSOs and NEDSOs granted under the 1993 SOP, no tax consequences result to the Company or the optionee upon granting of the option. Upon exercise of an option, an optionee will have ordinary income at the time the shares are transferred to the optionee in a amount equal to the excess of the fair market value at the time over the option price of the stock. The income realized by the optionee will be subject to income tax withholding if the optionee is an employee. The Company will have a deductible expense in an amount equal to the income reported by the optionee. The optionee's basis in such shares will be the fair market value on the date exercised, and when the optionee disposes of the shares the optionee will recognize capital gain or loss, either long-term, mid-term or short-term, depending on the holding period of the shares. If an optionee tenders shares of Common Stock in partial or full payment of the exercise price, no gain or loss will be recognized on the tender.

      The closing price of the Company's Common Stock on the Nasdaq National Market on January 9, 1998 was $12.00.

Vote Required

      Approval of the Amendment requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting. If a proxy card is specifically marked as abstaining from voting on the proposal, the shares represented thereby will have the same effect as having been voted for or against the proposal. Broker non-votes will be treated as shares not present, or represented, will not be counted as votes against, and will not be included in calculating the number of votes necessary for approval of the Amendment.


      Unless authority to so vote is withheld, the persons named in the proxy card intend to vote shares as to which proxies are received in favor of the Amendment.

      The Board of Directors unanimously recommends that the stockholders vote FOR the approval of the Amendment.

                     PROPOSAL TO ADOPT THE DIRECTOR COMPENSATION PLAN
                                 (Proxy Item 4)

Introduction

      The Board of Directors adopted the IEC Electronics Corp. Compensation Plan for Non-Employee Directors (the "Plan") on November 20, 1997, subject to its approval by the Company's stockholders at their 1998 Annual Meeting. The Plan provides to members of the Board of Directors who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors") the opportunity to receive payment of their meeting fees either in cash or in shares of the Company's Common Stock. It also permits a director to elect to defer the payment of all or a portion of the compensation for his or her service as a director. The Plan is intended to provide outside directors with the opportunity to acquire a larger equity interest in the Company, to enhance the identity of interests between Non-Employee Directors and the stockholders of the Company and to assist the Company in attracting and retaining well-qualified individuals to serve as Non-Employee Directors. The Board believes it is in the Company's best interest to adopt the Plan.

Material Features of the Plan

      The material features of the Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Plan, the full text of which is set forth as Appendix A to this proxy statement.

     Participation. Only Non-Employee Directors are eligible to participate in the Plan. There are presently six Non-Employee Directors of the Company eligible to participate in the Plan. No current executive officers or employees of the Company or its subsidiaries are eligible to participate in the Plan.

      Director Compensation. Under the Plan, Non-Employee Directors may elect to have their meeting fees and/or any other compensation paid to them for services as a director (collectively "Compensation") paid in cash or in shares of the Company's Common Stock. Directors may also elect to defer receipt of such Compensation. If the amount to be deferred would have been payable in cash, the Company will credit a Deferral Account maintained for the Non-Employee Director with an amount that would otherwise have been payable to the Non-Employee in cash. If the amount to be deferred would have been payable in Stock, the Company will credit units ("Stock Units") to a Unit Account maintained for the Non-Employee Director. Directors will make separate elections with respect to the manner of the payment of the Compensation and the time of the payment of the Compensation. The number of shares of Stock issued or the number of Stock Units credited to a Non-Employee Director's account will equal the cash amount of the Compensation divided by the fair market value of one share of Stock on the date on which such cash amount would otherwise have been paid. Stock Units and amounts in a Deferral Account are fully vested at all times. Payment of Stock Units (in full shares of Common Stock) and the amounts in a Deferral Account must be deferred at least one year. The director chooses the date of the payment, which may be upon termination of service as a director.

      Shares of Common Stock Issuable under the Plan. The aggregate number of shares of Common Stock that may be issued under the Plan may not exceed 50,000 shares, provided that such aggregate number may be adjusted upon certain changes in the Company's capitalization. No fractional shares of Common Stock may be issued under the Plan.

      Administration of the Plan. The Plan is administered by the Compensation Committee of the Company's Board of Directors, which has full power and authority to supervise administration of the Plan and to interpret the provisions of the Plan and of any award, issuance or payment of Stock or Stock Units. The Committee may delegate any of its responsibilities to one or more agents. No participant may participate in the decision made with respect to any question relating to any Stock or Stock Unit issued under the Plan exclusively to that participant.

      Unfunded Plan. The Plan is unfunded. A participant's right to receive any payment of any Stock Unit or any amount in a Deferral Account is not greater than the rights of an unsecured general creditor of the Company.

      Non-Alienation. Stock Units and amounts in a Deferral Account are not assignable or transferable and are not subject in any manner to alienation, sale or any encumbrances, liens, liens, levies, attachments, pledges or charges of the participant or his or her creditors.

      Termination or Amendment of the Plan. The Plan is to remain in effect until all shares of Common Stock authorized for issuance under the Plan have been issued, provided that the Board of Directors may at any time terminate, suspend or amend the Plan. Upon termination of the Plan, Stock Units credited to a participant's account will be paid in whole shares of Common Stock.

Federal Income Tax Consequences.
--------------------------------

      Under current Federal tax laws and regulations, the award of a Stock Unit under the Plan or the crediting of an amount to a Deferral Account will not result in taxable income for the participant or in a deduction for the Company. Upon payment of Stock Units, the receipt of full shares of Common Stock will generally result in taxable income for the participant and a deduction for the Company, in each case based on the fair market value of the shares of Common Stock on the date of such payment.

Effective Date.
---------------

      The Plan shall be effective immediately on the date of its approval by the stockholders of the Company.

Vote Required.
--------------

      Approval of the Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting. If a proxy card is specifically marked as abstaining from voting on the proposal, the shares represented thereby will have the same effect as having been voted for or against the proposal. Broker non-votes will be treated as shares not present, or represented, will not be counted as votes against, and will not be included in calculating the number of votes necessary for approval of the Plan.


      Unless authority to so vote is withheld, the persons named in the proxy card intend to vote shares as to which proxies are received in favor of the Plan.

      The Board of Directors unanimously recommends that the stockholders vote FOR the approval of the Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen LLP have been the Company's independent public accountants since June 1979, and have been retained by the Board of Directors for the current year.

      It is anticipated that representatives of Arthur Andersen LLP will be present at the Annual Meeting and they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                                  OTHER MATTERS

      The Board of Directors knows of no other matters to be presented at the Annual Meeting, but if other matters properly come before the meeting, the persons named as Proxies in the enclosed Proxy will vote according to their best judgment. Stockholders are requested to date and sign the enclosed Proxy and to mail it promptly in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may revoke your Proxy at that time and vote in person, if you wish. Otherwise your Proxy will be voted for you.


      THE COMPANY WILL MAKE AVAILABLE AT NO COST, UPON THE WRITTEN REQUEST OF A STOCKHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997 (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES OF EXHIBITS TO THE COMPANY'S FORM 10-K WILL BE MADE AVAILABLE, UPON WRITTEN REQUEST OF A STOCKHOLDER AND THE PAYMENT TO THE COMPANY OF THE REASONABLE COSTS OF REPRODUCTION AND MAILING.


                                    By Order of the Board of Directors



                           Bill R. Anderson, Secretary

DATED:      January 20, 1998
            Newark, New York

PROXY                                    PROXY                          PROXY

                              IEC ELECTRONICS CORP.
                         ANNUAL MEETING OF STOCKHOLDERS
                          WEDNESDAY, FEBRUARY 25, 1998

The undersigned, revoking all prior proxies, hereby appoints Russell E. Stingel and Justin L. Vigdor, and either one of them with full power of substitution, as proxies to vote for the undersigned, in the name of the undersigned, all of the Common Stock of IEC Electronics Corp. (the "Company") of the undersigned, as if the undersigned were personally present and voting at the Company's Annual Meeting of Stockholders to be held at Marine Midland Bank, One Marine Midland Plaza, Rochester, New York on February 25, 1998 at 10:30 a.m. (the "Annual Meeting"), and at any and all adjournments thereof, upon the following matters:

                  (Continued and to be signed on reverse side)

1.  Election of seven (7) directors          (INSTRUCTION: TO WITHHOLDAUTHORITY
                                       TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                                       STRIKE A LINE THROUGH THE NOMINEE'S NAME
                                       IN THE LIST BELOW)

                                              --
FOR all nominees listed to the right         [__]          David J. Beaubien
(except as marked to the contrary)                         Thomas W. Folger
                                              __           W. Barry Gilbert
WITHHOLD AUTHORITY to vote                   [__]          Robert P. B. Kidd
for all nominees listed to the right                       Eben S. Moulton
                                                           Russell E. Stingel
                                                           Justin L.Vigdor

2. Proposal to amend Certificate of Incorporation to increase the number of authorized shares of Common Stock

      --                    --                --
     [__]  FOR             [__]  AGAINST     [__]  ABSTAIN

3. Proposal to approve the amendment to the 1993 Stock Option Plan.

      --                    --                --
     [__]  FOR             [__]  AGAINST     [__]  ABSTAIN

4. Proposal to approve the Director Compensation Plan.

      --                    --                --
     [__]  FOR             [__]  AGAINST     [__]  ABSTAIN

5. Transaction of such other business as may property come before the meeting or any adjournment thereof.

                                THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTOR IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES FOR DIRECTORS SPECIFIED IN THE PROXY STATEMENT AND FOR PROPOSALS 2,3 AND 4.

                                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                Dated:                         , 1998
                                        -----------------------


                               ------------------------------------------------
                               Signature



                                ------------------------------------------------
                                Signature

                 IMPORTANT: Sign the Proxy exactly as your name or names appear on your Common Stock certificate; in the case of Common Stock held in joint tenancy, each joint tenant must sign. Fiduciaries should indicate their full titles and the capacity in which they sign. Please complete, sign, date and return this Proxy promptly in the enclosed envelope.

                                                                     APPENDIX A

                             IEC ELECTRONICS CORP.

                          Director Compensation Plan


Article I  Purpose of the Plan

1.1 Purpose of Plan. IEC Electronics Corp. (the "Company") adopts the IEC Electronics Corp. Compensation Plan for Non-Employee Directors (the "Plan") to provide for payment either in cash or in shares of the Company's Common Stock, $.01 par value ("Stock"), of the compensation paid for the services of members of the Board of directors of the Company who are not employees of the Company or any of its affiliates or subsidiaries ("Non-Employee Directors"). The Plan also allows the Non-Employee Directors to defer all or a portion of the compensation for their service as directors. The Plan is intended to provide Non-Employee Directors with a larger equity interest in the Company, to enhance the identity of interests between Non-Employee Directors and the shareholders of the Company, and to assist the Company in attracting and retaining well-qualified individuals to serve as Non-Employee Directors.

Article II Eligibility and Participation

2.1 Eligibility and Participation. Only Non-Employee Directors shall be eligible to participate in the Plan. An eligible Plan participant may be referred to herein as "Participant".

Article III     Director Compensation Elections

3.1 Compensation Payable in Cash or Stock. Each Non-Employee Director may elect to have fees for attendance at meetings of the Company's Board of Directors and/or committees thereof (determined without regard to the Plan) ("Meeting Fees") and any other compensation paid to him or her for services as a director (determined without regard to the Plan) ("Other Compensation") payable in cash or in Stock.

3.2 Deferral of Compensation. Each Non-Employee Director may elect to defer receipt of all or a specified portion of the Meeting Fees or Other Compensation otherwise payable to him or her. If the amount to be deferred would have been payable in cash pursuant to Section 3.1, the Company will credit a Deferral Account maintained for the Non-Employee Director as provided in this Plan with an amount that would otherwise have been payable to the Non-Employee Director in cash. If the amount to be deferred would have been payable in Stock pursuant to Section 3.1, the Company will credit units ("Stock Units") to a Unit Account maintained for the Non-Employee Director as provided in this Plan.

For purposes of the Plan, Deferral Account means an account maintained in a ledger for a Non-Employee Director to which cash equivalent amounts allocable to the Non-Employee Director under this Plan are credited and a Unit Account means the account maintained in a ledger for a Non-Employee Director to which Stock Units allocable to the Non-Employee Director under this Plan are credited. A Stock Unit means a credit in a Non-Employee Director Unit Account representing one share of Stock.

3.3 Elections. An election under Sections 3.1 and 3.2 must be made in writing and delivered to the Company prior to the start of the calendar year in which the Meeting Fees or Other Compensation would otherwise be paid (but for the deferral election) and such election will be irrevocable for the affected calendar year (the "Affected Year"). To participate in the Plan during the calendar year in which the Plan becomes effective, the Non-Employee Director must make an election under Sections 3.1 and 3.2 for services to be performed subsequent to the election within 30 days after the Effective Date (as defined in Section 9.1) and such election will be irrevocable for the remainder of the Affected Year. To participate in the Plan during the first calendar year in which a Non-Employee Director becomes eligible to participate in the Plan, the new Non-Employee Director must make an election under Sections 3.1 and 3.2 for services to be performed subsequent to the election within 30 days after the date he or she becomes eligible and such election will be irrevocable for the remainder of the Affected Year. Each election shall remain in effect until revoked in writing, and any such revocation shall become effective no earlier than the first day of the first calendar year commencing after such revocation is received by the Company. If a Non-Employee Director does not file an election form by the specified date, he or she will be deemed to have elected to receive all of the Meeting Fees and Other Compensation in cash.

3.4 Payment in Stock. If a Non-Employee Director elects to receive Stock in payment of all or part of his or her Meeting Fees and Other Compensation, the number of shares of Stock to be issued on the date that payment would otherwise have been made in cash shall equal the cash amount that would have been paid divided by the Fair Market Value of one share of Stock on the date on which such cash amount would have been paid.

For purposes of the Plan, the Fair Market Value of Stock on any business day means (a) if the primary market for the Stock is a national securities exchange, the Nasdaq National Market, or other market quotation system in which last sale transactions are reported on a contemporaneous basis, the last reported sale price of the Stock on such exchange or in such quotation system for that day or, if there shall not have been a sale or such exchange or reported through such system on such trading day, the closing or last bid quotation therefor on such exchange or quotation system on such trading day;
(b) if the primary market for the Stock is not such an exchange or quotation market in which transactions are contemporaneously reported, the closing or last bid quotation in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through NASDAQ, its automated system for reporting quotations, or its successor, or such other generally accepted source of publicly reported bid quotations as the Company may reasonably designate. To the extent that the application of any formula described in this Section 3.4 does not result in a whole number of shares of Stock, the result shall be rounded upwards to the next whole number such that no factional shares of Stock shall be issued under the Plan.

3.5 Crediting Cash to a Deferral Account. If a Non-Employee Director defers receipt of any portion of the Meeting Fees or Other Compensation by having an amount credited to a Deferral Account, then on each date that payment would have been made in cash, the Company will credit to the Non-Employee
Director's Deferral Account an amount equal to the dollar amount of the Meeting Fees or Other Compensation deferred. On the last day of each calendar year the Company will also credit the Deferral Account with interest, calculated at the Interest Rate, on the aggregate amount credited to the Deferral Account.

For purposes of the Plan "Interest Rate" means the annual rate at which interest is deemed to accrue on the amounts credited in a Deferral Account for a Non-Employee Director. The annual rate shall be the average interest rate paid by the Company during the year to its senior lender.

Deferral Account Fully Vested. All sums credited to a Deferral Account shall at all times be fully vested.

3.7 Crediting Stock Units to Unit Accounts. If a Non-Employee Director defers receipt of any portion of Meeting Fees or Other Compensation by having Stock Units credited to a Unit Account, then on each date that payment would have been made in cash, the Company will credit to the Non-Employee Director's Unit Account a certain number of Stock Units. The number of Stock Units credited to a Unit Account with respect to any Non-Employee Director shall equal the amount deferred divided by the Fair Market Value of one share of Stock on the date on which such cash amount would have been paid but for the deferral election pursuant to Section 3.3.

3.8 Fully Vested Stock Units. All Stock Units credited to a Participant's Unit Account pursuant to this Article III shall be at all times fully vested and nonforfeitable.

3.9 Distribution of the Amounts in a Deferral Account. After the Distribution Date, as hereinafter defined, for a Non-Employee Director, the Company will pay the Non-Employee Director cash equal to the amount with which the Non-Employee Director's Deferral Account is credited. The Non-Employee Director may elect to receive all of the cash at one time or in any number of installments up to 10 annual installments as described below. If the Non-Employee Director has elected to receive all of the cash at one time, the Company will pay the cash to the Non-Employee Director as soon as practicable after the Distribution Date.

If the Non-Employee Director has elected to be paid the cash in installments, a pro rata portion of the amount credited to the Deferral Account on the Distribution Date will be paid in each installment, along with the additional amount credited to the Deferral Account as interest since the last installment was paid. The Company will pay to the Non-Employee Director the cash to be paid in the first installment as soon as practicable after the Distribution Date. The remaining installments of cash shall be paid on or about each anniversary of the Director's Distribution Date.

For purposes of this Plan, the "Distribution Date" means any date subsequent to the Affected Year specified by a Non-Employee Director on an election form filed pursuant to Section 3.3 and, in any case, the date on which a Non-Employee Director (i) ceases to be a director of the Company or (ii) becomes employed by the Company or an affiliate, or (iii) dies.

3.10 Distribution of the Amounts in a Unit Account. After the Distribution Date for a Non-Employee Director, the Company will issue to the Non-Employee Director a certificate for that number of shares equal to the number of Units with which the Non-Employee Director's Unit Account is credited. The Non-Employee Director may elect to receive all of the shares of Stock at one time or in up to 10 annual installments as described below. If the Non-Employee Director has elected to receive all of the shares of Stock at one time, the Company will issue the shares of Stock as soon as practicable after the Distribution Date.

If the Non-Employee Director has elected to receive the shares of Stock in installments, a pro rata number of shares of Stock will be issued for each installment plus additional shares of Stock equal to the Units credited to the Unit Account respecting dividends paid on the Stock since the last installment was made. The Company will issue the first installment of shares of Stock as soon as practicable after the Non-Employee Director's Distribution Date. The remaining installments of shares of Stock will be issued on or about each anniversary of the Non-Employee Director's Distribution Date.

3.11 Conversion of Accounts. At any time prior to the Distribution Date, a Non-Employee Director who has a Deferral Account may convert all or any portion of the Deferral Account into Units credited to a Unit Account. The number of Units to be credited to the Non-Employee Director's Unit Account upon the conversion shall equal (1) the amount credited to the Non-Employee Director's Deferral Account so converted divided by (2) the Fair Market Value on the date of the Non-Employee Director's election to convert.

At any time prior to the Distribution Date, a Non-Employee Director who has a Unit Account may convert all or any portion of the Unit Account into a Deferral Account. The cash amount to be credited to the Non-Employee Director's Deferral Account upon the conversion shall equal (1) the number of Units credited to his or her Unit Account so converted multiplied by (2) the Fair Market Value on the date of the Non-Employee Director's election to convert.

Any election to convert must be made on a form prescribed by the Company and filed with its Secretary. The conversion of a Unit Account or a Deferral Account shall be deemed to occur on the date of the Director's election.

Article IV - Stock

4.1 Authorized Stock. The aggregate number of shares of Stock that may be issued under the Plan shall not exceed 50,000 shares, unless such number of shares is adjusted as provided in Article V of the Plan. Such shares of Stock may be authorized but unissued shares, treasury shares or shares acquired in the open market for the account of the Participant.

4.2 Fractional Shares. No fractional shares of Stock shall be issued under the Plan under any circumstances.

Article V - Adjustment upon Changes in Capitalization

5.1 Adjustment upon Changes in Capitalization. In the event of a stock dividend, stock split or combination, reclassification, recapitalization or other capital adjustment of shares of Stock, the number of shares of Stock that may be issued pursuant to Stock Units and the number of Stock Units credited to Unit Accounts shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be final, binding on the Company and the Participants and conclusive.

5.2 No Effect on Rights of Company. The grant of Stock Units pursuant to the Plan shall not affect in any way the right or power of the Company to issue additional Stock or other securities, make adjustments, reclassifications, reorganizations or other changes in its corporate, capital or business structure, to participate in a merger, consolidation or share exchange or to transfer its assets or dissolve or liquidate.

Article VI - Termination or Amendment of the Plan

6.1 In General. The Board of Directors of the Company may at any time terminate, suspend or amend the Plan. An amendment or the termination of this Plan shall not adversely affect the right of a Non-Employee Director or Beneficiary to receive shares of Stock issuable or cash payable at the effective date of the amendment or termination or any rights that a Non-Employee Director, former Non-Employee Director, or a Beneficiary has in any Deferral Account or Unit Account at the effective date of the amendment or termination. If the Plan is terminated, however, the Company may, at its option, accelerate the payment of all deferred and other benefits payable under this Plan.

Article VI - Government Regulations

6.1   Government Regulations.

      (a) The obligations of the Company to issue any Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board of Directors of the Company.

      (b) The Board of Directors of the Company may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any governmental authority.

Article VII - Administration

7.1 In General. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), which shall have full power and authority, subject to the provisions of the Plan, to supervise administration of the Plan and to interpret the provisions of the Plan and of any award, issuance or payment of Stock or Stock Units hereunder. Any decision by the Committee shall be final and binding on all parties. No member of the Committee shall be liable for any determination made, or any decision or action taken with respect to the Plan or any award, issuance or payment of Stock or Stock Units under the Plan. The Committee may delegate any of its responsibilities to one or more agents, including employees of the Company or one or more of its affiliates and subsidiaries, and may retain advisors to provide advice to the Committee. No Participant shall participate in the making of any decision with respect to any question relating to any Stock or Stock Unit issued under the Plan exclusively to that Participant.

7.2 Rules and Interpretation. The Committee shall be vested with full authority to make such rules and regulations as it deems necessary to administer the Plan and to interpret and administer the provisions of the Plan in a uniform manner. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding on all parties.

7.3 Expenses. The cost of issuing and paying Stock and Stock Units pursuant to the Plan and the expenses of administering the Plan shall be borne by the Company.

Article VIII - Miscellaneous

8.1 Unfunded Plan. The Plan shall be unfunded with respect to the Company's obligation to pay any amounts in the Deferral Accounts and any Stock Units in the Unit Accounts and a Participant's rights to receive any payment of any amounts in the Deferral Accounts and any Stock Units in the Unit Accounts shall not be greater than the rights of an unsecured general creditor of the Company.

8.2 Assignment; Non-Alienation. The rights, benefits or interests a Non-Employee Director may have under this Plan, any Deferral Account or any Unit Account are not assignable or transferable and shall not be subject in any manner to alienation, sale or any encumbrances, liens, levies, attachments, pledges or charges of the Participant or his or her creditors. Any action attempting to effect any transaction of that type shall be void and of no force and effect.

8.3 Death Benefit; Designation of Beneficiaries. Upon the death of a Participant, the Stock Units remaining in his or her Unit Account as of the date of death and the amounts of cash remaining in his or her Deferral Account as of the date of death shall be paid to the beneficiary or beneficiaries of the Participant, or to his or her estate, as described in this Section 8.3, in shares of Stock and in cash, as the case may be, in a single distribution. A Participant may designate a beneficiary or beneficiaries to receive any payments under the Plan upon his or her death. A beneficiary designation shall be in writing on a form acceptable to the Company and shall be effective only upon delivery to the Company. A beneficiary designation may be revoked by a Participant at any time by delivering to the Company either written notice of revocation or a new written beneficiary designation. The written beneficiary designation last delivered to the Company prior to the death of the Participant shall control. If no beneficiary has been designated, amounts due hereunder shall be paid to the Participant's estate.

8.4 No Guarantee of Directorship. Neither the adoption and maintenance of the Plan nor any election made hereunder by a Participant shall be deemed to be a contract between the Company and the Participant to retain his or her position as a director of the Company.

8.5 Applicable Law. The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions hereunder, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with the laws of the State of New York (without regard to the choice of laws provisions thereof), except to the extent such laws are preempted by the laws of the United States of America.

8.6 Notices. All notices, elections or other communications made or given pursuant to the Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed (if from the Company to the Participant) to any Participant at the address contained in the records of the Company for such Participant, or addressed (if from the Participant to the Company) to the Secretary of the Company at its principal office.

8.7 Headings. The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

Article IX - Effective Date of the Plan

9.1 Effective Date. The Plan shall be effective immediately upon the date of its approval by the stockholders of the Company (the "Effective Date").